Contact Edsel R. Burns
For Immediate Release                                             (304) 522-3868
January 24, 2008


                        Energy Services Acquisition Corp.
                        Enters into Agreement to Acquire
                     GasSearch Drilling Services Corporation


Huntington, West Virginia, January 24, 2008-Energy Services Acquisition Corp. (AMEX: ESA, ESA-U, ESA-W) ("Energy Services") announced today that it has entered into a Stock Purchase Agreement to acquire GasSearch Drilling Services Corporation, Parkersburg, West Virginia (the "GasSearch Drilling Acquisition").

The agreed upon total acquisition cost to ESA is $23.5 million, payable in a combination of cash and stock as follows: (i) $17.5 million in cash to cover current debt and capital expenditures already planned and (ii) a number of shares of Energy Services common stock equal in value to $3.5 million based upon the arithmetic average of the closing price of Energy Services common stock as reported on the American Stock Exchange for the five consecutive trading days beginning three trading days before the announcement of the GasSearch Acquisition and the balance in cash.

GasSearch Drilling Service Corporation's entire management team will remain with the company and its President and CEO, Denny Harton, will continue to serve in that capacity. In addition, Energy Services has agreed to enter into an employment agreement with Mr. Harton, whereby Mr. Harton will become an Executive Vice President of Energy Services. In addition, at the closing or as soon thereafter as practicable, Mr. Harton will be appointed to Energy Services Board of Directors.

The closing of the GasSearch Drilling Acquisition is subject to various closing conditions including the acquisition of another business or businesses, such that the total value of the businesses acquired have an aggregate fair value of 80% of Energy Services net assets, as defined in its initial public offering In addition, the closing of the acquisition is further conditioned on holders of less than 20% of the shares of Energy Services common stock voting against the transaction and electing to convert their Energy Services common stock into cash from the trust fund established in connection with Energy Services initial public offering.

About GasSearch Drilling

GasSearch Drilling (GDS) is a company founded in December of 2006 that began doing business in 2007. Its primary business is the drilling and servicing of Oil and Gas wells. It is a wholly owned subsidiary of GasSearch Corporation. While GDS is a newly formed company, its management team has a long and proven track record in the oil and gas industry. Denny Harton from GasSearch Drilling said " I believe this transaction provides the rare opportunity for our company to become part of a larger, more agile and diverse organization that will enable us to provide more efficient services to our customers and have the support of a strong infrastructure that encourages growth.

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About Energy Services Corp.

Based in Huntington, West Virginia Energy Services is a publicly traded, special purpose acquisition company ("SPAC") formed to invest in or acquire companies in the energy services industry. The contemplated transaction is subject to shareholder approval, along with certain regulatory approvals including the filing of a proxy statement with the Securities and Exchange Commission. "I couldn't be more pleased than I am to have the opportunity to bring such a high caliber Company and management team into the Energy Services Family. Denny Harton has an outstanding history and reputation in his businesses" said Marshall Reynolds, the Chairman and CEO of Energy Services. "We look forward with great anticipation to the closing of the transaction with this fine company".

Forward Looking Statements

This press release  includes  forward-looking  statements  within the meaning of
Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These forward-looking statements are based on current expectations and projections about future events and no party assumes on obligation to update any such forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about Energy Services, and GasSearch Drilling that may cause actual results to be materially different from any future results expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," "should," "could," "would," "expect," "plan," "anticipate," "believe," "estimate," "continue," or the negative of such terms or other similar expressions. Factors that might cause our future results to differ from those statements include, but are not limited to, the failure of Energy Services' stockholders to approve the acquisition and the transactions contemplated thereby; the number and percentage of Energy Services' stockholders voting against the acquisition and electing to exercise their redemption rights; changing and interpretations of generally accepted accounting principles; costs associated with continued compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which GasSearch Drilling is engaged; the continued ability of GasSearch Drilling to successfully execute their business plan involving the proper management of its human resources and assets; demand for the products and services that GasSearch Drilling provide.

Additional Information

This communication is being made in respect of the proposed transactions involving GasSearch Drilling and Energy Services. In connection with the

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proposed  transactions,  Energy  Services  will  file  with the  Securities  and
Exchange   Commission  ("SEC")  a  proxy  statement  on  Schedule  14A  for  the stockholders of Energy Services describing the proposed transaction. BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS, INVESTORS ARE ADVISED TO READ, WHEN AVAILABLE, ENERGY SERVICES DEFINITIVE PROXY STATEMENT IN CONNECTION WITH THE SOLICITATION OF PROXIES FOR THE MEETING OF ITS SHAREHOLDERS BECAUSE THIS PROXY STATEMENT WILL CONTAIN IMPORTANT INFORMATION.

The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the proposed transaction. Stockholders will also be able to obtain a copy of the definitive proxy statement and other documents related to the transaction that are filed with the SEC, without charge, once available, at the SEC's Internet site (http://www.sec.gov) or by directing a request to Energy Services Acquisition Corp. at 2450 First Avenue, Huntington, West Virginia. As a result of the review by the SEC of the proxy statement, Energy Services may be required to make changes to its description of the acquired business or other financial or statistical information contained in the proxy statement.

Energy Services and its directors and officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction with GasSearch Drilling. Information regarding Energy Services' directors and executive officers is set forth in Energy Services final prospectus dated August 30, 2006 and the proxy statement relating to the proposed transaction with Energy Services and their stockholders when it becomes available.

Energy Services final prospectus also contains a description of the security holdings of the Energy Services' officers and directors and of Ferris Baker Watts, the managing underwriter of Energy Services initial public offering consummated on September 6, 2006, and their respective interests in the successful consummation of this business combination.


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